                                           EXHIBIT (4)(d)





                    NEW ENGLAND POWER COMPANY

                                TO

           STATE STREET BANK AND TRUST COMPANY, Trustee
     (successor to Bank of New England, National Association, formerly New England Merchants National Bank)




                 TWENTIETH SUPPLEMENTAL INDENTURE

                     Dated as of July 1, 1994




                          Supplementing

             General and Refunding Mortgage Indenture

                        and Deed of Trust

                   Dated as of January 1, 1977

                          as amended by

                  Prior Supplemental Indentures




                            To Secure

               General and Refunding Mortgage Bonds

                             Series Y
                        Twenty-Fifth Issue

                    NEW ENGLAND POWER COMPANY

                 TWENTIETH SUPPLEMENTAL INDENTURE
                     DATED AS OF JULY 1, 1994

                        TABLE OF CONTENTS
                   (Not part of the Indenture)

                                                             Page

CAPTION AND RECITALS . . . . . . . . . . . . . . . . . . . . . .1
     Form of Series Y Bond [Face]. . . . . . . . . . . . . . . .4
     Form of Trustee's certificate . . . . . . . . . . . . . . .6
     Form of Series Y Bond [Reverse] . . . . . . . . . . . . . .7

GRANTING CLAUSES . . . . . . . . . . . . . . . . . . . . . . . 10
     Recital of consideration. . . . . . . . . . . . . . . . . 10
     Grant . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Reservations and exceptions . . . . . . . . . . . . . . . 11
     Habendum. . . . . . . . . . . . . . . . . . . . . . . . . 12
     Trust declaration . . . . . . . . . . . . . . . . . . . . 12

ARTICLE I.  Covenants of the Company . . . . . . . . . . . . . 12
     Section 1.  Prior and Parity Liens. . . . . . . . . . . . 12
     Section 2.  Covenants against encumbrances. . . . . . . . 13
     Section 3.  Covenant of seisin. . . . . . . . . . . . . . 13
     Section 4.  No default under Original Indenture . . . . . 13
     Section 5.  Corporate existence and authority . . . . . . 13

ARTICLE II.  Particular provisions of the Series Y Bonds . . . 14
     Section 1.  Issue and Form. . . . . . . . . . . . . . . . 14
     Section 2.  Dating and interest payments. . . . . . . . . 15
     Section 3.  Redemption. . . . . . . . . . . . . . . . . . 16
     Section 4.  Limitation on amount. . . . . . . . . . . . . 17
     Section 5.  Waiver of Fee . . . . . . . . . . . . . . . . 17

ARTICLE III.  Concerning the Trustee . . . . . . . . . . . . . 17
     Section 1.  Acceptance of trust and conditions thereof. . 17

ARTICLE IV.  Miscellaneous . . . . . . . . . . . . . . . . . . 18
     Section 1. Defeasance . . . . . . . . . . . . . . . . . . 18
     Section 2. Supplemental to Original Indenture; Definitions18
     Section 3. Supplemental Indenture for Benefit of Parties. 18
                and Bondholders solely . . . . . . . . . . . . 18
     Section 4. Approval by Trustee of Bond forms. . . . . . . 18
     Section 5. Date of Supplemental Indenture . . . . . . . . 18
     Section 6. Counterparts . . . . . . . . . . . . . . . . . 18
     Section 7. Cover, Headings, etc . . . . . . . . . . . . . 18


TESTIMONIUM CLAUSE AND EXECUTION . . . . . . . . . . . . . . . 19

SCHEDULE A . . . . . . . . . . . . . . . . . . . . . . . . . . 21

ACKNOWLEDGMENTS AND AFFIDAVITS . . . . . . . . . . . . . . . . 22

CERTIFICATE OF VOTES . . . . . . . . . . . . . . . . . . . . . 27

     TWENTIETH SUPPLEMENTAL INDENTURE, dated as of July 1, 1994, between NEW ENGLAND POWER COMPANY (hereinafter with its successors and assigns generally called the Company), a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business in Westborough, Massachusetts, and STATE STREET BANK AND TRUST COMPANY (successor to Bank of New England, National Association, formerly New England Merchants National Bank and hereinafter with its successors generally called the Trustee), a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business in Boston, Massachusetts, and duly authorized to execute the trusts hereof.

     WHEREAS the Company has heretofore executed and delivered to the Trustee a General and Refunding Mortgage Indenture and Deed of Trust (hereinafter singly generally called the Original Indenture, and with this and all other indentures supplemental thereto collectively called the Indenture), dated as of January 1, 1977, and recorded among other places in the following:

               Land Court Registration         Document
              Districts in Massachusetts         Number

              Northern Berkshire County           4195
              Northern Bristol County           17097
              Fall River Bristol County         10950
              Northern Essex County             26148
              Southern Essex County              160182
              Franklin County                     2774
              Hampden County                     54605
              Hampshire County                   3401
              North Middlesex County             71124
              South Middlesex County            552314
              Norfolk County                    366435
              Suffolk County                    331683
              Worcester County                   32273


in Connecticut:

     The Connecticut Secretary of State, Volume 54, page J; and certificates of mortgage in the Land Records of the Towns of Waterford and Berlin.

in Massachusetts:

     Worcester District Deeds, of Worcester County, Book 6113, Page 1.

in Maine:

     Cumberland County Registry of Deeds, Book 4228, Page 2.

in New Hampshire:

     Grafton County Registry of Deeds, Liber 1301, Folio 375.

in Rhode Island:

     The Land Records of the Town of Charlestown, Mortgage Book 58A.

in Vermont:

     The Land Records in the office of the Town Clerk of the Town of Wilmington, Book 39, Page 69.

to which this instrument is supplemental pursuant to the terms thereof, whereby the Company has given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged and conveyed to the Trustee all and singular the property therein specified, whether owned at the time of the execution or thereafter acquired by the Company, to secure its General and Refunding Mortgage Bonds (hereinafter generally called the Bonds) of an unlimited (except as therein provided) permitted aggregate principal amount, to be issued in one or more series as provided in the Original Indenture; and

     WHEREAS the Company has heretofore executed and delivered to State Street Bank and Trust Company, as Trustee, nineteen Supplemental Indentures, viz:

            Supplemental Indenture              Dated As Of
            ----------------------              -----------

         First Supplemental Indenture           July 1, 1978
         Second Supplemental Indenture          March 15, 1980
         Third Supplemental Indenture           November 1, 1981
         Fourth Supplemental Indenture          June 1, 1982
         Fifth Supplemental Indenture           January 15, 1983
         Sixth Supplemental Indenture           September 15, 1983
         Seventh Supplemental Indenture         November 15, 1983
         Eighth Supplemental Indenture          December 1, 1983
         Ninth Supplemental Indenture           October 15, 1985
         Tenth Supplemental Indenture           April 1, 1986
         Eleventh Supplemental Indenture        June 1, 1986
         Twelfth Supplemental Indenture         August 1, 1988
         Thirteenth Supplemental Indenture      April 1, 1989
         Fourteenth Supplemental Indenture      November 1, 1990
         Fifteenth Supplemental Indenture       June 15, 1991
         Sixteenth Supplemental Indenture       August 1, 1992
         Seventeenth Supplemental Indenture     October 1, 1992
         Eighteenth Supplemental Indenture      January 1, 1993
         Nineteenth Supplemental Indenture      August 1, 1993

(hereinafter referred to as the Prior Supplemental Indentures)

each of which is supplemental to the Original Indenture, whereby the Company has given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged and conveyed to the Trustee all and singular the property therein specified, whether owned at the time of execution of said supplemental indenture or thereafter acquired by the Company, to secure its bonds issued or to be issued as provided in the Original Indenture; and

     WHEREAS, the Company has heretofore issued and has outstanding as of the date of actual execution hereof the following aggregate principal amounts of its General and Refunding Mortgage Bonds:

           Series            Percent           Due           Amount


              K               7-1/4            2015       $  38,500,000
              L                 7.80          2016         $  29,850,000
              R               variable        2020         $ 107,850,000
              S               variable        2020         $  20,750,000
              T               variable        2020         $  28,000,000
              U                 8              2022       $ 170,000,000
              V               variable        2022         $ 106,150,000

              W              various         various       $  90,000,000
              X               variable        2018         $  79,250,000

(hereinafter referred to as the Outstanding Bonds); and

     WHEREAS Section 4.07 of the Original Indenture provides, among other things, that the Company will from time to time take all such further action, as may reasonably be required by the Trustee for assuring and confirming to and to the use of the Trustee, in trust, all and singular the property included, or intended to be included, in the Trust Estate; and Section 4.17 of the Original Indenture provides, among other things, that the Company will from time to time subject to the lien of the Indenture all of its after-acquired property which is included in the granting clauses of the Indenture or which the Company is required by any of the provisions thereof to subject to the lien of the Indenture; and

     WHEREAS Section 13.01 of the Original Indenture provides, among other things, that the Company and the Trustee from time to time may enter into indentures supplemental to the Original Indenture for, among other things, the purposes of conveying, mortgaging, pledging, assigning or transferring to the Trustee any other property or properties to be held subject to the lien of the Indenture, with the same force and effect as if included in the granting clauses thereof; of adding to the covenants and agreements of the Company such further covenants and agreements as the Board shall consider to be for the protection of the holders of the Bonds outstanding under the Indenture and for the protection of the Trust Estate; and of providing for the issue of Bonds of any series other than Series A, and of establishing the forms and provisions of such other series all in a manner not inconsistent with the provisions of the Indenture; and


     WHEREAS the Company desires, pursuant to said provisions as hereinafter provided, to convey, mortgage, pledge, assign and transfer to the Trustee certain other properties hereinafter specified, to be held subject to the lien of the Indenture; to add to the covenants and agreements of the Company certain further covenants and agreements which the Board considers to be for the protection of the holders of the Bonds outstanding under the Indenture and for the protection of the Trust Estate; and to provide for the issue of an additional series of Bonds under the Indenture and the forms and provisions thereof; and

     WHEREAS the Company desires to create and to issue under and to secure by the Indenture its further General and Refunding Mortgage Bonds to be designated General and Refunding Mortgage Bonds, Series Y (hereinafter generally called Series Y Bonds or Bonds of Series Y), of an unlimited (except as herein and in the Original Indenture provided) permitted aggregate principal amount, the initial issues of the Series Y Bonds to be in the aggregate principal amount not to exceed one hundred and fifteen million dollars ($115,000,000), and the permanent Series Y Bonds to be fully registered Bonds without coupons in the denomination of one thousand dollars ($1,000) or integral multiples thereof, all as hereinafter more fully provided; and

     WHEREAS, the permanent Series Y fully registered Bonds without coupons and the Trustee's certificate are to be substantially in the following form:

                     [Form of Series Y Bond]

                              [Face]

[IF APPLICABLE, INSERT - Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payments are made to Cede & Co., any TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. YR-                                                         $

                    NEW ENGLAND POWER COMPANY

          General and Refunding Mortgage Bond, Series Y
                               %, due
               Original Issue Date:

     New England Power Company, a Massachusetts corporation (hereinafter, with its successors and assigns, called the Company), for value received, hereby
promises to pay to                                  , or registered assigns,
the sum of                         dollars ($       ) in lawful money of the
United States of America, at the principal corporate trust office in Boston, Massachusetts, of State Street Bank and Trust Company (hereinafter, with its successors, generally called the Trustee) or at the principal corporate trust office of its successor in the trusts created by the Indenture mentioned below or places, if any, as may be required by any securities exchange on which the
Series Y Bonds may at the time be listed, on the           day of
, and to pay interest thereon from the original issue date specified above, if
the date hereof is prior to            , 19   or from the first day of May or
November, as the case may be, next preceding the date hereof to which interest has been paid or duly provided for (or from the date hereof if such date be either of said days and interest has been paid or duly provided for to such date) at the rate per annum specified in the title of this Bond, at the said office of the Trustee or such other places, if any, as may be required by any securities exchange on which the Series Y Bonds may at the time be listed, semiannually, in like lawful money, on the first days of May and November of each year until the principal sum hereof shall be fully paid. Interest so payable, and punctually paid or duly provided for, on the first day of May or November will be paid to the person in whose name this Bond (or one or more Predecessor Bonds, as defined in said Indenture) is registered at the close of business on April 15 or October 15 (whether or not a business day) next preceding such first day of May or November. However, any such interest installment that is not punctually paid or duly provided for shall forthwith cease to be payable to the registered owner on such April 15 or October 15 as the case may be, and, at the option of the Company, may be paid to the person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of Series Y Bonds not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series Y Bonds may at the time be listed and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. At the option of the Company, such interest may be paid by check payable to the order of and mailed to the address of the person entitled thereto as the name and address of such person shall appear on the bond register maintained pursuant to said Indenture.

     The further provisions of this Bond are continued on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

     This Bond shall not be valid or obligatory for any purpose or entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee or by an authenticating agent on its behalf.

     IN WITNESS WHEREOF, New England Power Company has caused this Bond to be executed either manually or by facsimile under its corporate seal impressed or imprinted hereon by its officers thereunto duly authorized.

Dated:

                    NEW ENGLAND POWER COMPANY,

By                                 And by


    (Vice) President
(Assistant)  Treasurer








             TRUSTEE'S CERTIFICATE OF AUTHENTICATION

    This is one of the Series Y Bonds referred to in the within-mentioned Indenture.

                             STATE STREET BANK AND TRUST COMPANY

as Trustee,



                             By
                                    Authorized Signatory

                     [Form of Series Y Bond]

                            [Reverse]

                    NEW ENGLAND POWER COMPANY

          General and Refunding Mortgage Bond, Series Y
                               %, due
              Original Issue Date:

    This Bond is one of a duly authorized issue of General and Refunding Mortgage Bonds of the Company, issued or to be issued in one or more series, the twenty-fifth series, of which this Bond is one, being designated Series Y, and all of said bonds of all series and forms being issued or to be issued under and secured by a certain General and Refunding Mortgage Indenture and Deed of Trust between the Company and State Street Bank and Trust Company (successor to Bank of New England, National Association, formerly New England Merchants National Bank), as Trustee, dated as of January 1, 1977 (herein, with all indentures stated to be supplemental thereto to which the Trustee shall be a party, generally called the Indenture), to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged and pledged to the Trustee as security for said bonds, and for a statement of the nature and extent of the security, the terms and conditions upon which said Bonds are or are to be issued and secured, the rights and remedies under the Indenture of the holders of all of said bonds and the rights and obligations under the Indenture of the Company and of the Trustee; but neither the foregoing reference to the Indenture, nor any provision of this Bond or of the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay, at the stated or accelerated maturities herein provided, the principal of, and premium, if any, and interest on, this Bond as herein provided.

    In certain events, on the conditions, in the manner, to the extent, subject to the limitations, and with the effect set forth in the Indenture,

         (1) the principal of this Bond may be declared and/or may become due and payable before the stated maturity hereof, together with the interest accrued hereon;

         (2) the Company and the Trustee may make modifications or alterations of the provisions of the Indenture and of this Bond with the consent of the holders of the percent of the principal amount of the Bonds at the time outstanding materially affected thereby provided in the Indenture; provided, however, that no such alteration or modification shall (a) impair the obligation of the Company in respect of the principal of or premium or interest on any Bond, or extend the maturity or reduce the rate (except in the case of an adjustment in accordance with the Indenture) or extend the time of payment of such principal, premium or interest without the consent of the holder of said Bond, (b) permit the creation of any lien prior to or on a parity with the lien of the Indenture except as expressly authorized by the Indenture or (c) reduce the percentage of the principal amount of Bonds with the consent of the holders of which modifications or alterations may be made as aforesaid;

         (3) the holders of the percent of the principal amount of the Bonds at the time outstanding materially affected thereby provided in the Indenture, if any, and otherwise the Trustee may waive any past default under the Indenture and the consequences of any such default, except a default in the payment of the principal of or premium, if any, or interest on any of the Bonds, and except a default arising from the creation of any lien prior to or on a parity with the lien of the Indenture; [IF APPLICABLE, INSERT - and]

         (4) the Series Y Bonds [IF APPLICABLE, INSERT - not drawn for redemption] are interchangeable, at the principal corporate trust office of the Trustee and at such other offices or agencies of the Trustee or of the Company as may be required to be maintained for such purpose in order to comply with the regulations of any securities exchange on which the Series Y Bonds may at the time be listed, for like aggregate principal amounts of Series Y Bonds of the same original issue date and identical terms and provisions in denominations of $1,000 and any multiples thereof (provided, however, the Company shall not be required to make transfers or exchanges during the 15 days preceding any interest payment date [IF APPLICABLE, INSERT - and during any reasonable period which may be necessary in connection with the selection by lot of Bonds to be redeemed]); and except as aforesaid this Bond [IF APPLICABLE, INSERT - if not drawn for redemption,] is transferable on books to be kept by the Company at said office of the Trustee and at said other offices or agencies, upon surrender and cancellation hereof at any such office or agency, duly endorsed or accompanied by a duly executed instrument of transfer, and thereupon a new Series Y Bond or Bonds of the same original issue date and identical terms and provisions for a like aggregate principal amount will be issued to the transferee or transferees in exchange for this Bond; all without payment of any charge other than a sum sufficient to reimburse the Company for any stamp tax or any governmental charge incident thereto [IF APPLICABLE, INSERT - ; and

         (5) this Bond singly or together with all or less than all other Series Y Bonds of the same original issue date and identical terms and provisions, or, if this Bond is for a principal amount exceeding $1,000, any part of the principal amount hereof constituting $1,000, or any multiple thereof, may be called for redemption at any time prior to maturity, whether or not on an interest date, upon prior notice given by a mailing thereof to the registered owner hereof not less than 30 days prior to the redemption date [IF APPLICABLE, INSERT - , (a) if at the option of the Company or through the application of moneys deposited with the Trustee as the basis for the issuance of Bonds of any series, at the respective general redemption prices, stated as percentages of the called principal amount, set forth in Column A [IF APPLICABLE, INSERT - below; provided, however, that neither this Bond nor any portion hereof shall be
    so redeemed prior to               , if such redemption is for the
    purpose or in anticipation of refunding such Bond, or any portion thereof, through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (computed in accordance with generally accepted financial practice) of less than % per annum,] and (b) if] through the application of sinking fund, replacement fund, release, insurance, eminent domain or other moneys held by the Trustee, at the respective special redemption prices, stated as percentages of the called principal amount, set forth [IF APPLICABLE, INSERT - in Column B] below:

     If redeemed in
     the respective
     twelve months'
    period beginning          [Column A          [Column B]
                               General            Special
     in each of the           Redemption         Redemption
    following years             Prices]            Prices

[Table to be completed as provided in the Certificate as to Form]




    together in each case with accrued and unpaid interest to the date fixed for redemption. [IF APPLICABLE, INSERT - ; provided, however, neither
    this Bond nor any portion hereof shall be redeemed prior to            ,
      .]

          If this Bond is called in whole or in part, and if provision has been duly made for notice of such call and for payment as required in the Indenture, thereafter this Bond, or such called part of the principal amount hereof, shall cease to be secured by the lien of the Indenture, no interest shall accrue on this Bond or such called part hereof on and after the date fixed for redemption, and the Company after such date shall be under no further liability in respect of the principal of or premium, if any, or interest on this Bond or such called part hereof (except as expressly provided in the Indenture); and if less than the whole principal amount hereof shall be so called, the registered owner hereof shall be entitled, in addition to the sums payable on account of the part called, to receive, without expense to such owner, on surrender at the principal corporate trust office of the Trustee of this Bond duly endorsed or accompanied by a duly executed instrument of transfer, one or more Series Y Bonds of the same original issue date and identical terms and provisions, in fully registered form for an aggregate principal amount equal to that part of the principal amount hereof not then called and paid].

     Payment of the principal of and premium, if any, on this Bond to the registered owner hereof or upon his order and payment of the interest on this Bond as hereinabove provided shall be a discharge of the Company, the Trustee, and any paying agent in respect of such principal, premium or interest, as the case may be.

     As more fully provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond against any incorporator, stockholder, director, officer or agent, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, stockholders, directors, officers and agents being waived and released.

                  [End of Form of Series Y Bond]

     AND WHEREAS all things necessary to make the initial issues of the Series Y Bonds when executed by the Company and authenticated by the Trustee, and delivered, all as in the Indenture provided, the legal, valid and binding obligations of the Company according to their tenor, and to make this Twentieth Supplemental Indenture a legal, valid and binding instrument supplemental to and confirmatory of the Original Indenture enforceable in accordance with its terms have been done and performed, and the execution and delivery of the initial issues of Series Y Bonds and of this Twentieth Supplemental Indenture have in all respects been duly authorized;

     NOW THEREFORE, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Original Indenture, and every other power, authority and obligation thereto appertaining and/or enabling, and in consideration of the premises and of the authentication, purchase and acceptance of the initial issues of the Series Y Bonds, of the sum of $10 duly paid to the Company by the Trustee, and of other good and valuable considerations, receipt whereof upon the ensealing and delivery of this Twentieth Supplemental Indenture the Company hereby acknowledges, and for the purpose of confirming and supplementing the Original Indenture as heretofore supplemented by means of this Twentieth Supplemental Indenture hereby expressly stated to be supplemental to the Original Indenture, and in order to secure equally the pro rata payment (except as in the Indenture otherwise provided) of the principal of and premium, if any, and interest on all of the Bonds at any time authenticated, issued and outstanding under the Indenture, according to their tenor, purport and effect and the provisions of the Indenture, and to secure the faithful performance and observance of all the covenants, obligations, conditions and provisions therein and in the Indenture contained, and in order to provide for the form, provisions and issue of the Series Y Bonds;

     THE COMPANY has given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged and conveyed, and by these presents does give, grant, bargain, sell, warrant, pledge, assign, transfer, mortgage and convey, unto the Trustee and its successors in the trusts thereby and hereby created, and its and their assigns, all as provided in the Indenture, (i) all and singular the property and rights and interests in property described in the Original Indenture and the Prior Supplemental Indentures and thereby given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged and conveyed, or intended so to be (said descriptions in the Original Indenture and the Prior Supplemental Indentures being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired, except such of said properties or interests therein as may have been released by the Trustee or sold or disposed of in whole or in part as permitted by the provisions of the Indenture, and (ii) also, but without in any way limiting the generality of the foregoing, all the right, title and interest of the Company in and to the franchises, rights of way, licenses, permits, rights, interests, easements and properties described in Schedule A hereto and in any instrument referred to in said Schedule A;

     SUBJECT, HOWEVER (i) as to all of the foregoing, to Permitted Liens, (ii) as to the property specifically described or referred to in the Schedules A of the Original Indenture, the Prior Supplemental Indentures, and this Twentieth Supplemental Indenture, to the liens, charges, encumbrances, reservations, exceptions, exclusions, restrictions, conditions, limitations, covenants and interests described or referred to therein and herein and in any instrument referred to in said Schedules A and (iii) as to all hereafter-acquired property, to the provisions of the Original Indenture applicable to all thereafter-acquired property, which are hereby made a part hereof to the same extent as if set forth herein at length;

     BUT SPECIFICALLY RESERVING AND EXCEPTING (as the same were reserved and excepted from the lien of the Original Indenture) from this instrument and the grant, conveyance, mortgage, transfer, pledge and assignment herein contained, all right, title and interest of the Company, now owned or hereafter acquired, in and to the properties and rights specified in subclauses (a) through (1) of the granting clauses of the Original Indenture (on pages 11 and 12 thereof), subject to the proviso (on said page 12) applicable thereto, all of which are hereby made part hereof to the same extent as if set forth herein at length;

     BUT RESERVING the rights as to property reserved, excepted and excluded, and including, nevertheless, property hereafter conveyed or otherwise transferred, all as specified in the first two paragraphs of page 13 of the Original Indenture, which are hereby made part hereof as if set forth herein at length;

     ALL OF THE FOREGOING, with all other property and rights and interests in property intended to be hereby or by the Original Indenture and the Prior Supplemental Indentures given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged and conveyed, or at any time hereafter given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged and conveyed to and from time to time held by the Trustee upon the trusts hereof and of the Original Indenture and the Prior Supplemental Indentures, being herein generally called, collectively, the Trust Estate;

     TO HAVE AND TO HOLD the Trust Estate, with all of the privileges and appurtenances thereunto belonging, unto the Trustee, its successors in the trusts hereof, and its and their assigns, to its and their own use, forever;

     BUT IN TRUST, NEVERTHELESS, for the equal pro rata benefit, security and protection (except as provided in Section 2.09 and 2.10 of the Original Indenture, and except in so far as a sinking, replacement or analogous fund, established in accordance with the provisions of the Indenture, may afford particular security for Bonds of one or more series, and except independent security as provided in Section 2.02 of the Original Indenture) of the bearers and the registered owners of the Bonds from time to time authenticated, issued and outstanding hereunder, and the bearers of the coupons appertaining thereto, without (except as aforesaid) any preference, priority or distinction whatever of any one Bond over any other Bond by reason of priority in the issue, sale or negotiation thereof, or otherwise;

     PROVIDED, HOWEVER, and these presents are upon the condition, that if the Company shall pay or cause to be paid the principal of and premium, if any, and interest on the Bonds at the times and in the manner therein and herein provided, and shall keep, perform and observe all and singular the covenants, agreements and provisions in the Bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then the Indenture and the estate and rights thereby and hereby granted shall, pursuant to the provisions of Article 15 of the Original Indenture, cease, determine and be void, but otherwise shall be and remain in full force and effect.

     The Company hereby declares that it holds and will hold and apply all property described in (i) and (j) of the granting clauses of the Original Indenture (on pages 11 and 12 thereof) as specifically reserved and excepted upon the trusts herein set forth and as the Trustee (or any purchaser thereof upon any sale thereof hereunder) shall for such purpose direct from time to time, to the fullest extent permitted by law or in equity, as fully as if the same could be and had been hereby granted, conveyed, mortgaged, transferred and assigned to and vested in the Trustee.

     And it is hereby covenanted, declared and agreed, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions, viz.:


                            ARTICLE I.

                     COVENANTS OF THE COMPANY

     SECTION 1. The Company covenants that the Trust Estate specifically described in the granting clauses of this Twentieth Supplemental Indenture and Schedule A hereto and in any instrument referred to in Schedule A is now wholly free from and unencumbered by any defect, mortgage, pledge, charge or other encumbrance or lien, of any kind, superior to or on a parity with the lien of this Indenture, except only Permitted Liens and the liens, charges, encumbrances, reservations, exceptions, exclusions, restrictions, conditions, limitations, covenants and interests, if any, referred to in the granting clauses and in Schedule A and in any instrument referred to in Schedule A.
The Company will duly and punctually remove, perform, pay and discharge, or if it contests, will stay (and indemnify the Trustee from time to time to the satisfaction of the Trustee against) the enforcement of, all obligations and claims arising or to arise out of or in connection with each and all thereof except Permitted Liens.

     SECTION 2. The Company will not create or suffer any other mortgage, pledge, charge or material encumbrance or lien, of any kind, superior to or on a parity with the lien of the Indenture, upon any of the property included in the Trust Estate, whether now owned or hereafter acquired, except only such as are permitted under the provisions of Section 4.15(b) of the Original Indenture.

     SECTION 3. The Company covenants that it is lawfully seised in fee simple of the real estate and is lawfully possessed of the other property and rights described in the granting clauses of this Twentieth Supplemental Indenture and in Schedule A hereto and in any instrument referred to in Schedule A and has Title to, and full power and authority to give, grant, bargain, sell, warrant, pledge, assign, transfer, mortgage and convey the property, rights and interests hereby presently given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged and conveyed or purported or intended so to be, all subject only to Permitted Liens and to liens, charges, encumbrances, reservations, exceptions, exclusions, restrictions, conditions, limitations, covenants and interests, if any, referred to in the granting clauses and in Schedule A and in any instrument referred to in Schedule A; and the Company will warrant and defend its Title to the property from time to time included in the Trust Estate, and every part thereof, to the Trustee, against all claims and demands whatsoever of any person and all persons claiming or to claim the same or any interest therein, other than claims under Permitted Liens. The Company will keep this Twentieth Supplemental Indenture and any other necessary documents at all times properly filed and recorded, and refiled and rerecorded, in such manner and in such places, and will do such other acts, as may be necessary or desirable to establish and maintain the superior lien of the Indenture upon the Trust Estate, and for the proper protection of the Trustee and the Bondholders. The Company will also from time to time subject to the lien of the Indenture all of its hereafter-acquired property which is included in the granting clauses hereof or which the Company is required by any of the provisions of the Indenture to subject to the lien thereof.

     SECTION 4. The Company warrants that at the date of execution and delivery of this Twentieth Supplemental Indenture the Company is not in default in any respect under any of the provisions of the Indenture or of the Outstanding Bonds, and covenants that it will perform and fulfill all the terms, covenants and conditions of the Indenture to be performed and fulfilled by the Company.

     SECTION 5. The Company is duly organized and existing under the laws of The Commonwealth of Massachusetts, and is duly authorized under all applicable provisions of law to create the Series Y Bonds and to execute this Twentieth Supplemental Indenture, and all corporate action on its part for the creation and initial issue of the Series Y Bonds as herein provided, and for the execution and delivery of the Twentieth Supplemental Indenture, has been duly and effectively taken. This Twentieth Supplemental Indenture is and will be and the Series Y Bonds, when authenticated and delivered by the Trustee and when duly issued by the Company, will be, in the hands of the holders thereof, valid and binding obligations of the Company.

                           ARTICLE II.

           PARTICULAR PROVISIONS OF THE SERIES Y BONDS

     In addition to the provisions of the Indenture applicable by their terms, the following provisions relating to the form and provisions of the Series Y Bonds are hereby established as follows:

     SECTION 1. The Series Y Bonds shall be issued from time to time upon delivery to the Trustee of a certificate as to form signed by the President or the Treasurer of the Company setting forth the matters described below.

     Each issue of Series Y Bonds shall be designated by the year and the sequence of its first issuance so as to distinguish it from all other issues. Bonds of each such issue shall be identical in tenor and effect. The certificates as to form shall designate, within such limits as may be from time to time established by a Board Resolution, the designation and amount of the issue, the date of maturity (which date shall be not less than nine months nor more than thirty years from the original issue date of such issue of Series Y Bonds), the interest rate, and the provisions for call and redemption, if any, including any premium or premiums payable thereon.

     The Series Y Bonds shall consist of fully registered Bonds without coupons in denominations of $1,000 or any integral multiples thereof, with distinguishing letters and/or numbers as may be determined by a certificate as to form, and all as approved by the Trustee. The permanent Series Y Bonds and Trustee's certificate shall be substantially in the forms hereinbefore recited, with appropriate insertions, omissions, and variations approved by the Trustee for the different issues and denominations. The permanent Series Y Bonds shall be lithographed on steel engraved tints (or, (i) if so authorized by the certificate as to form, engraved either fully or partially in such manner as to meet the listing requirements of any securities exchange on which such Series Y Bonds may at the time be listed or (ii) if so authorized by the certificate as to form, printed, photocopied, or otherwise reproduced in such manner as to meet the requirements of a depository with which the Series Y Bonds may be placed).

     The certificate as to form may also provide that ownership of any issue of such Series Y Bonds shall be evidenced by one or more certificates placed with a depository. If, after the initial issuance of an issue of the Series Y Bonds which had been placed with a depository, the depository no longer holds such issue of the Series Y Bonds, the Company may determine that ownership of such Series Y Bonds shall be evidenced in the usual certificated form. No provision of the certificate as to form with respect to matters referred to in this paragraph shall be made applicable to the holder of a Bond or Bonds of Series Y the original issue date of which is prior to the date of the certificate as to form, except at the option of such holder.

     SECTION 2. Each Series Y Bond shall bear interest, until payment of the principal thereof has been made or duly provided for, at the rate per annum specified in the certificate as to form for such Series Y Bond, payable semiannually on May 1 and November 1 in each year, and (to the extent legally enforceable) at the same rate per annum on any overdue installment of interest.

     Each Series Y Bond shall be dated the date of its authentication and delivery. Interest on each issue of Series Y Bonds shall be payable from the interest payment date next preceding the date thereof to which interest has been paid or duly provided for, unless the date thereof is an interest payment date to which interest has been paid or duly provided for, in which case the interest shall be payable from such date, or unless the date thereof is prior to the first interest payment date for that issue, in which case the interest shall be payable from the original issue date of such issue of Series Y Bonds. All Series Y Bonds with an original issue date which is after the record date for a particular interest payment date, but prior to such interest payment date, shall bear interest from such original issue date, but payment of interest shall commence on the second interest payment date succeeding said original issue date.

     The interest installment on any Series Y Bonds which is payable, and is punctually paid or duly provided for, on any first day of May or November shall be paid to the person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the relevant regular record date, namely, April 15 or October 15 (whether or not a business day) next preceding. However, any interest installment or portion thereof on any Series Y Bond which is payable, but is not punctually paid or duly provided for, on any first day of May or November (herein called Series Y Defaulted Interest) shall forthwith cease to be payable to the registered owner on the relevant regular record date.

     Any Series Y Defaulted Interest may be paid by the Company, at its election in each case, in either of the ways provided in clause (1) or (2) below:

          (1)  The Company may elect to make payment of any Series Y
     Defaulted Interest to the persons in whose names the Series Y Bonds (or their Predecessor Bonds) are registered at the close of business on a special record date for the payment of such Series Y Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Series Y Defaulted Interest proposed to be paid on each Series Y Bond and the date of the proposed payment which shall not be less than 45 days after the receipt by the Trustee of such notice of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Series Y Defaulted Interest, or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Series Y Defaulted Interest as in this clause (1) provided. Thereupon the Trustee shall fix a special record date for the payment of such Series Y Defaulted Interest which shall be not more than fifteen days nor less than five days prior to the date of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Series Y Defaulted Interest and the special record date therefor to be mailed, postage prepaid, to each owner of Series Y Bonds, at his address on the bond register, not less than fifteen days prior to such special record date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper or newspapers printed in the English language, customarily published on each business day, of general circulation in each city or place where interest is payable, but such publication shall not be a condition precedent to the establishment of such special record date. Notice of the proposed payment of such Series Y Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Series Y Defaulted Interest shall be paid to the persons in whose names the Series Y Bonds (or their Predecessor Bonds) are registered on such special record date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Series Y Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series Y Bonds may at the time be listed, and upon such notice as may be required by such exchange or, in the absence of any such requirement, upon such notice as the Trustee shall require, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2, each Series Y Bond delivered under this Indenture upon transfer of or exchange for or in lieu of any other Series Y Bond of the same original issue date and identical terms and provisions shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Series Y Bond of the same original issue date and identical terms and provisions.

     The principal of and the premium, if any, and interest on the Series Y Bonds shall be payable in lawful money of the United States of America at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts, and at such other places, if any, as may be required by any securities exchange on which the Series Y Bonds may at the time be listed. At the option of the Company, such interest may be paid by check payable to the order of and mailed to the address of the person entitled thereto as the name and address of such person shall appear on the bond register maintained pursuant to Section 2.06 of the Original Indenture.

     SECTION 3. The certificate as to form, as to an issue of Series Y Bonds, shall provide whether such Series Y Bonds may be called, as a whole or in part, and whether any part of the principal amount constituting $1,000 or any integral multiple thereof may be called, at the option of the Company or pursuant to any applicable provision of the Original Indenture or this Twentieth Supplemental Indenture, for redemption at any time prior to maturity, whether or not on an interest payment date, in each case upon notice given as hereinafter provided, at the applicable redemption price, together in each case with accrued and unpaid interest to the redemption date. The certificate as to form, as to an issue of Series Y Bonds, may provide that none of such Series Y Bonds shall be so called for a period of years from the original issue date of such Bonds, as set forth in the certificate. The applicable redemption prices shall be as set forth in the certificate as to form.

     The certificate as to form, as to an issue of Series Y Bonds, may provide that none of such Series Y Bonds shall be redeemed prior to a stated date at general redemption prices if such redemption is for the purpose or in anticipation of refunding such Bonds, or any part thereof, through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (computed in accordance with generally accepted financial practice) of less than the effective interest cost to the Company of such Bonds.

     On redemption of an issue of Series Y Bonds the Trustee, in the name and on behalf of the Company, shall mail, by first class postage prepaid, a notice of redemption to each registered holder of a Bond to be redeemed (in whole or in part) at the last address of such holder appearing on the bond register.

Such notice shall be mailed not less than 30 days prior to the date fixed for redemption and shall conform to the requirements of Section 5.02 of the Original Indenture.

     SECTION 4. The permitted aggregate principal amount of Series Y Bonds which may be executed by the Company and authenticated by the Trustee shall not be limited except as otherwise provided in the Indenture, and except that the aggregate principal amount of Bonds authenticated, delivered or outstanding at any time shall never in any event exceed the amount at that time permitted by law.

     SECTION 5. The additional charge provided for in Section 2.06(f) of the Original Indenture is waived for the Series Y Bonds.

                           ARTICLE III.

                      CONCERNING THE TRUSTEE

     SECTION 1. The Trustee accepts the trust, created by this Twentieth Supplemental Indenture. The Trustee for the time being under the Original Indenture shall ex officio be the Trustee under this Twentieth Supplemental Indenture. The word "Trustee" wherever used herein shall be taken to apply to the Trustee for the time being under the Original Indenture and hereunder.
The Trustee makes no representations as to the value of the Trust Estate or any part thereof, or as to the Title of the Company thereto, or as to the validity or adequacy of the security afforded thereby or by the Indenture, or as to the validity of this Twentieth Supplemental Indenture or of the Series Y Bonds. The Trustee shall not be taken impliedly to have waived hereby any right which it would otherwise have had under the Indenture.

                           ARTICLE IV.

                          MISCELLANEOUS

     SECTION 1. This Twentieth Supplemental Indenture shall become void when the Original Indenture shall become void.

     SECTION 2. This Twentieth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Twentieth Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture as amended by the Prior Supplemental Indentures.

     SECTION 3. All the covenants and provisions of this Twentieth Supplemental Indenture and the Series Y Bonds are for the sole and exclusive benefit of the parties hereto and the holders of the Bonds, and no others shall have any legal, equitable or other right, remedy or claim under or by reason of this Twentieth Supplemental Indenture or the Series Y Bonds.

     SECTION 4. The Trustee hereby approves the form of the permanent Series Y Bonds and the forms for endorsement and authentication, all as hereinbefore set forth, the form of this Twentieth Supplemental Indenture and the designation of the Series Y Bonds.

     SECTION 5. The date of this Twentieth Supplemental Indenture, to wit, July 1, 1994, is intended as and for a date for reference and for identification, the actual time of the execution hereof being the date set forth in the testimonium clause hereof.

     SECTION 6. The Twentieth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; and such counterparts shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

     SECTION 7. The cover of this Twentieth Supplemental Indenture and all article and descriptive headings, and the table of contents and marginal notes, if any, are inserted for convenience only, and shall not affect any construction or interpretation hereof.

     IN WITNESS WHEREOF, NEW ENGLAND POWER COMPANY has caused this Twentieth Supplemental Indenture to be executed, and its corporate seal to be hereto affixed, by its officers, being its agents, thereunto duly authorized, and State Street Bank and Trust Company, Trustee has caused this Twentieth Supplemental Indenture to be executed, and its corporate seal to be hereto affixed, by its officers or employees, being its agents, thereunto duly authorized, all as of the day and year first above written, but actually executed on August 1, 1994.

                                   NEW ENGLAND POWER COMPANY



                                   By: John G. Cochrane
                                      John G. Cochrane
                                      Assistant Treasurer and Agent

Attest:

      Robert King Wulff
      Robert King Wulff                             [CORPORATE SEAL]
      Clerk and Agent

                          Address: 25 Research Drive
                                   Westborough, Massachusetts  01582


Signed, sealed and delivered  on behalf
of New England Power Company in the
presence of:

Carol-Ann Feldman
John W. Burke

                          STATE STREET BANK AND TRUST COMPANY,
[CORPORATE SEAL]                 Trustee



                          By:  Daniel Golden
                               Daniel Golden
                               Assistant Vice President and Agent






Attest:
    B. J. Curtis
    B. J. Curtis
    Assistant Vice President and Agent


                        Address:    Corporate Trust Department
                                225 Franklin Street
                                Boston, Massachusetts 02110





Signed, sealed and delivered on behalf
of State Street Bank and Trust Company, Trustee in the presence of:

David C. Tomlinson
Bess B. Gorman

                            Schedule A

     All and the same rights in land in Ware, Hampshire County, Massachusetts, which were conveyed to New England Power Company by the following instruments:

                               WARE


                                           Recorded with
                                         Hampshire County
                                         Registry of Deeds

Grantors             Date            Book   Page           Prop. No.
--------             ----            ----   ----         ---------

Gary C. Moulton et ux                Aug. 16, 1993       4309  109 P. 220
Clifford G. Harris et ux             Sept. 23, 1993      4317    9 P. 226

   All and the same land and rights in land in Millbury, Worcester County, Massachusetts, which were conveyed to New England Power Company by the following instruments:


                             MILLBURY

                                          Recorded with
                                        Worcester District
                                        Registry of Deeds

Grantors             Date            Book   Page         Prop. No.
--------             ----            ----   ----         ---------


Alexander G. Belisle
   et ux  [Fee]                      Feb. 3, 1994        16100      159 Gen. 7d


ALL OF THE LAND AND RIGHTS IN LAND HEREIN ABOVE REFERRED TO IN THIS "SCHEDULE A" ARE CONVEYED SUBJECT TO ALL RESTRICTIONS, RESERVATIONS, EXCEPTIONS, CONDITIONS AND AGREEMENTS SET FORTH OR REFERRED TO IN THE DEEDS HEREIN ABOVE MENTIONED AND THE DEEDS THEREIN REFERRED TO INSOFAR AS THE SAME ARE NOW IN FORCE AND APPLICABLE.

THE COMMONWEALTH OF MASSACHUSETTS       )
                                        )   ss.
COUNTY OF SUFFOLK                       )


   On this 1st day of August, 1994, before me personally came John G.
Cochrane and Robert King Wulff, to me personally known, who being by me duly sworn did depose and say that they reside in Hingham, Massachusetts and Boston, Massachusetts respectively; that they are Assistant Treasurer and Agent and Clerk and Agent, respectively, of New England Power Company, one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation; and that they signed their names thereto by like authority; and the said John G. Cochrane and Robert King Wulff severally acknowledged said instrument to be their free act and deed and the free act and deed of said corporation.

   IN WITNESS WHEREOF I have hereunto set my hand and affixed my notarial seal at Boston, County of Suffolk, in The Commonwealth of Massachusetts, on the day and year appearing next above.






[NOTARIAL SEAL]


                               Sally Ann Tracy
                               Sally Ann Tracy
                               Notary Public in and for
                               The Commonwealth of Massachusetts
                               My Commission expires: January 29, 1999

THE COMMONWEALTH OF MASSACHUSETTS       )
                                        )   ss.
COUNTY OF SUFFOLK                       )


     On this 1st day of August, 1994, before me personally came Daniel Golden and B. J. Curtis, to me personally known, who being by me duly sworn did depose and say that they reside in Newton, Massachusetts, and Arlington, Massachusetts, respectively; that they are Assistant Vice President and Agent and Assistant Vice President and Agent, respectively, of State Street Bank and Trust Company, Trustee, one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation; and they signed their names thereto by like authority; and the said Daniel Golden and B. J. Curtis severally acknowledged said instrument to be their free act and deed and the free act and deed of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my notarial seal at Boston, County of Suffolk, in The Commonwealth of Massachusetts, on the day and year appearing next above.










                                 Renee M. Kossuth
                                 Renee M. Kossuth
                                 Notary Public in and for
                                 The Commonwealth of Massachusetts
                                 My Commission expires: April 24, 1998




                                                       [NOTARIAL SEAL]

                           ENDORSEMENT


    State Street Bank and Trust Company, Trustee, being the mortgagee in the foregoing Twentieth Supplemental Indenture, hereby consents to the cutting of any timber standing upon any of the lands covered by the Original Indenture, the Prior Supplemental Indentures or this Twentieth Supplemental Indenture and to the sale of any such timber so cut and of any personal property covered by said Original Indenture, the Prior Supplemental Indentures or this Twentieth Supplemental Indenture, to the extent, but only to the extent, that such sale is permitted under the provisions of the Original Indenture.

    Dated:  Boston, Massachusetts
            August 1, 1994



                                   STATE STREET BANK AND TRUST COMPANY,
                                                                   Trustee
[CORPORATE SEAL]



                              By:   Daniel Golden
                                    Daniel Golden
                                    Assistant Vice President and Agent



Attest:
    B. J. Curtis
    B. J. Curtis
    Assistant Vice President and Agent

Signed, sealed and delivered on behalf
of State Street Bank and Trust Company, Trustee in the presence of:

David C. Tomlinson
Bess B. Gorman

                            AFFIDAVIT


    We, the undersigned John G. Cochrane and Robert King Wulff, being respectively Assistant Treasurer and Agent and Clerk and Agent of New England Power Company, the mortgagor in the foregoing Twentieth Supplemental Indenture (being an indenture of mortgage), and being the persons authorized by said mortgagor to execute said instrument, and Daniel Golden and B. J. Curtis being respectively Assistant Vice President and Agent and Assistant Vice President and Agent of State Street Bank and Trust Company, Trustee, the mortgagee in the foregoing Twentieth Supplemental Indenture, and being the persons authorized by said mortgagee to execute and to receive on behalf of said State Street Bank and Trust Company, the foregoing Twentieth Supplemental Indenture, as Trustee, for the benefit of the holders of the Bonds therein referred to, severally swear that the foregoing Twentieth Supplemental Indenture is made for the purpose of securing the debt specified in the condition of the Original Indenture referred to in said Twentieth Supplemental Indenture and the Bonds issued and to be issued under said Original Indenture, the Prior Supplemental Indentures thereto and said Twentieth Supplemental Indenture, and the performance and observance of the agreements and conditions specified in said Original Indenture, the Prior Supplemental Indentures thereto and said Twentieth Supplemental Indenture, and for no other purpose whatever; that the said existing debt was not created for the purpose of enabling the mortgagor to execute said Original Indenture, the Prior Supplemental Indentures thereto or said Twentieth Supplemental Indenture, but is a just debt, honestly due and owing from the mortgagor to the holders thereof; that the said agreements are valid, true and just obligations of the mortgagor; and that the Bonds hereafter to be issued under said Original Indenture, the Prior Supplemental Indentures thereto and said Twentieth Supplemental Indenture and other expectant future obligations hereafter to arise thereunder and to be secured thereby will be just obligations, honestly due and owing, when and as they are issued or come into existence; and we, said Daniel Golden and B. J. Curtis on behalf of said State Street Bank and Trust Company severally swear that said State Street Bank and Trust Company, as Trustee, received said Original Indenture, the Prior Supplemental Indentures thereto and said Twentieth Supplemental Indenture in good faith for the purposes therein stated.




    John G. Cochrane                       Daniel Golden
    John G. Cochrane                       Daniel Golden




    Robert King Wulff                      B. J. Curtis
    Robert King Wulff                      B. J. Curtis

THE COMMONWEALTH OF MASSACHUSETTS        )
                               )  ss.
COUNTY OF SUFFOLK              )

    Subscribed and sworn to by the said John G. Cochrane, Robert King Wulff, Daniel Golden and B.J. Curtis this 1st day of August, 1994.

    Before me,






[NOTARIAL SEAL]                     Sally Ann Tracy
                               Sally Ann Tracy
                               Notary Public in and for
                               The Commonwealth of Massachusetts
                               My Commission expires: January 29, 1999
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    I, Robert King Wulff, Clerk of New England Power Company, a corporation duly organized under the laws of The Commonwealth of Massachusetts and having its principal place of business in Westborough, Massachusetts, hereby certify that at a special meeting in lieu of the annual meeting of the stockholders of said Company, duly called and held at 20 Turnpike Road, Westborough, Massachusetts, May 19, 1978, by the affirmative action of at least a majority of the Company's shares outstanding and entitled to vote thereon, upon motion duly made and seconded, the following vote was duly passed:

VOTED: That the Board of Directors of the Company is authorized to vote to mortgage all or substantially all of the Company's property, including its franchises, in connection with the issue from time to time of the Company's bonds and other actions under the Company's General and Refunding Indenture and Deed of Trust and any supplements thereto.

    I further certify that at a special meeting of the Board of Directors of said Company, duly called and held at 25 Research Drive, Westborough, Massachusetts, on March 30, 1992, at which meeting a quorum was present and acting throughout, by the affirmative action of all the directors present, upon motions made and seconded, the following vote was duly passed:

VOTED: That this Company mortgage all or substantially all of its property, including its franchises, in connection with the issue of New G & R Bonds and other actions under the Company's General and Refunding Mortgage Indenture and Deed of Trust, dated as of January 1, 1977, and supplements thereto.

    I further certify that at a special meeting of the Board of Directors of said Company, duly called and held at 25 Research Drive, Westborough, Massachusetts, on November 6, 1992, at which meeting a quorum was present and acting throughout, by the affirmative action of all the directors present, upon motions made and seconded, the following vote was duly passed:

VOTED: That this Company mortgage all or substantially all of its property, including its franchises, in connection with the issue of one or more series of additional General and Refunding Mortgage Bonds in an aggregate principal amount not exceeding $100 million (the New G & R Bonds) and other actions under the Company's General and Refunding Mortgage Indenture and Deed of Trust, dated as of January 1, 1977, and supplements thereto.

    I further certify that by unanimous written consent of the Board of Directors of said Company, on July 26, 1994, the following vote was duly passed:

VOTED: That, for the purpose of providing for the additional G & R Bonds voted by this Board on March 30, 1992, and November 6, 1992, and for the issue from time to time of additional amounts of said Bonds and the forms and provisions of said Bonds, and for the purpose of securing the payment of the principal and interest on all G&R Bonds at any time issued and to be issued and outstanding thereunder, the President, any Vice President, the Treasurer, and any Assistant Treasurer of the Company are severally authorized and directed as agents of the Company, and in its name and on its behalf and as and for its corporate act and deed, to enter into and execute, and to affix the corporate seal of the Company to one or more supplemental indentures, to be dated as of a date to be determined by the officer of the Company, with State Street Bank and Trust Company, as Trustee (hereinafter in this vote individually referred to as a
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         G&R Supplemental Indenture), each G&R Supplemental Indenture to be supplemental to the General and Refunding Mortgage Indenture and Deed of Trust dated as January 1, 1977, and to be substantially in the form as attached hereto as Exhibit "A", with appropriate provisions relating to principal amount, maturity date, interest rate, interest payment dates, and redemption and refunding provisions, as well as other terms and conditions for the specific series of the New G&R Bonds, within such limits as may be established from time to time by this Board, and with such further modifications as the officers executing each such G&R Supplemental Indenture shall approve, such execution to be conclusive evidence of such approval; provided, however, that the form of each G&R Supplemental Indenture be in a form approved by the Trustee under the G&R Indenture; that the Clerk or any Assistant Clerk of the Company, as its agent, is authorized and directed to attest such corporate seal so affixed; and that said officers executing each G&R Supplemental Indenture are authorized and directed to sign, acknowledge, deliver, and accept such G&R Supplemental Indenture in as many counterparts as they or any one or more of them shall deem advisable, and to cause the same to be filed and recorded and refiled and rerecorded as they or any one or more of them shall deem advisable.

    And I further certify that, as appears from the records of said Company, John G. Cochrane is Assistant Treasurer of said Company, being duly authorized to execute in the name and on behalf of said Company the foregoing Twentieth Supplemental Indenture, dated as of July 1, 1994, and I am the Clerk of said Company, duly authorized to attest the ensealing of said Twentieth Supplemental Indenture; that the foregoing Twentieth Supplemental Indenture, to which this certificate is attached, is substantially in the form presented to and approved at said directors meeting, with such modifications as have been approved (as authorized at said meeting) by the Assistant Treasurer of the Company executing the said Twentieth Supplemental Indenture; that the foregoing is a true and correct copy of the votes passed at the meetings as recorded in the records of said Company; and that, except as set forth above, said votes remain in full force and effect without alteration.

    IN WITNESS WHEREOF I have hereunto subscribed my name as Clerk and have caused the corporate seal of this Company to be hereunto affixed this 1st day of August, 1994.




                                  Robert King Wulff
                                  Robert King Wulff
                                  Clerk of
                                  NEW ENGLAND POWER COMPANY




                                                      [CORPORATE SEAL]

                         RECORDING NOTE


    The General and Refunding Mortgage Indenture and Deed of Trust dated as of January 1, 1977, the First through Twentieth Supplemental Indentures dated as of July 1, 1978, March 15, 1980, November 1, 1981, June 1, 1982, January 15, 1983, September 15, 1983, November 15, 1983, December 1, 1983, October 15,
1985, April 1, 1986, June 1, 1986, August 1, 1988, April 1, 1989, November 1,
1990, June 15, 1991, August 1, 1992, October 1, 1992, January 1, 1993, August
1, 1993, and July 1, 1994, respectively, between New England Power Company and State Street Bank and Trust Company (successor to Bank of New England, National Association formerly New England Merchants National Bank) Trustee, have been duly filed for record and recorded as follows:

         In the following Registries of Deeds in The Commonwealth of
    Massachusetts:

         BERKSHIRE NORTH DISTRICT DEEDS
         BRISTOL FALL RIVER DISTRICT DEEDS
         BRISTOL NORTH DISTRICT DEEDS
         ESSEX NORTH DISTRICT DEEDS
         ESSEX SOUTH DISTRICT DEEDS
         FRANKLIN REGISTRY OF DEEDS
         HAMPDEN REGISTRY OF DEEDS
         HAMPSHIRE REGISTRY OF DEEDS
         MIDDLESEX NORTH DISTRICT DEEDS
         MIDDLESEX SOUTH DISTRICT DEEDS
         NORFOLK REGISTRY OF DEEDS
         SUFFOLK REGISTRY OF DEEDS
         WORCESTER DISTRICT DEEDS
         WORCESTER NORTH DISTRICT DEEDS

         In the following Land Court Registration Districts in The Commonwealth of Massachusetts:

         NORTHERN REGISTRY DISTRICT OF BERKSHIRE COUNTY
         NORTHERN REGISTRY DISTRICT OF BRISTOL COUNTY
         FALL RIVER REGISTRY DISTRICT OF BRISTOL COUNTY
         NORTHERN REGISTRY DISTRICT OF ESSEX COUNTY
         SOUTHERN REGISTRY DISTRICT OF ESSEX COUNTY
         FRANKLIN COUNTY DISTRICT
         HAMPDEN COUNTY DISTRICT
         HAMPSHIRE COUNTY DISTRICT
         NORTH REGISTRY DISTRICT OF MIDDLESEX COUNTY
         SOUTH REGISTRY DISTRICT OF MIDDLESEX COUNTY
         NORFOLK COUNTY DISTRICT
         SUFFOLK COUNTY DISTRICT
         WORCESTER REGISTRY DISTRICT OF WORCESTER COUNTY

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         In the following Registries of Deeds in the State of New Hampshire:

         CHESHIRE COUNTY      HILLSBOROUGH COUNTY
         COOS COUNTY          MERRIMACK COUNTY
         GRAFTON COUNTY       ROCKINGHAM COUNTY
                              SULLIVAN COUNTY

         In the office of the Vermont Secretary of State and in the Land Records of the Clerks of the following towns, all in the State of
    Vermont:

         BARNET               READSBORO
         BRADFORD             ROCKINGHAM
         BRATTLEBORO          SEARSBURG
         CONCORD              SOMERSET
         DUMMERSTON           SPRINGFIELD
         FAIRLEE              STAMFORD
         GUILFORD             STRATTON
         HARTFORD             THETFORD
         HARTLAND             VERNON
         LUNENBURG            WATERFORD
         NEWBURY              WEATHERSFIELD
         NORTON               WESTMINSTER
         NORWICH              WHITINGHAM
         POWNAL               WILMINGTON
         PUTNEY               WINDSOR

         In the office of the Connecticut Secretary of State and either certificates of mortgage or Supplemental Indentures in the Land Records of the Towns of Waterford and Berlin, Connecticut.

         In the Land Records of the Clerks of the Towns of Charlestown and Westerly, and the City of Providence, Rhode Island.

         In the Cumberland County Registry of Deeds in the State of Maine.

         Financing statements have been filed and recorded with reference thereto in the office of the Massachusetts Secretary of State, in each of the above Registries of Deeds and Land Court Registration Districts in Massachusetts, in the office of the New Hampshire Secretary of State and in each of the above Registries of Deeds in New Hampshire, in the office of the Rhode Island Secretary of State and in each of the above Land Records of the above Towns in Rhode Island, in the office of the Maine Secretary of State and in the above Registry of Deeds in Maine.